UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2015

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 2, 2015, SeaChange International, Inc. (“SeaChange”) completed its acquisition (the “Acquisition”) of TLL, LLC (“Timeline Labs”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 22, 2014 by and among SeaChange, Timeline Labs, TLL Acquisition, LLC., a Delaware limited liability company and wholly owned subsidiary of SeaChange (the “Merger Sub”), and Ed Wilson as the equityholder representative.

A description of the Merger Agreement and the transaction is contained in our prior Current Report on Form 8-K filed December 22, 2014, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As disclosed in our prior Current Report on Form 8-K filed December 22, 2014 (a copy of which is incorporated herein by reference), upon consummation of the Acquisition and pursuant to the terms of the Merger Agreement, we issued an aggregate of 344,055 shares of our common stock to the former Timeline Labs stockholders and delivered 173,265 shares of our common stock to the escrow agent pursuant to the Merger Agreement. The Merger Agreement provides for the issuance of additional shares of SeaChange common stock upon each of the six and twelve month anniversaries of closing of the Acquisition, and upon satisfaction of metrics applicable to the periods ending January 31, 2016 and 2017. An estimated aggregate of 1,732,665 shares of SeaChange common stock are issuable pursuant to the Merger Agreement (including the shares issued upon closing). All of the shares issued and to be issued pursuant to the Merger Agreement have been issued and will be issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the SEC thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, upon the recommendation of the Corporate Governance and Nominating Committee of SeaChange International, Inc. (“SeaChange”), the Board of Directors of SeaChange (the “Board”) elected Royce E. Wilson as a Class I Director of SeaChange (with a term to expire at the 2015 annual meeting of stockholders) and appointed Mr. Wilson as a member of the Corporate Governance and Nominating Committee and the Compensation Committee of the Board. Mr. Wilson was designated as a Board nominee pursuant to the terms of the Merger Agreement. As previously disclosed, the former equityholders of Timeline Labs have the right to submit a nominee to serve on the Board pursuant to the terms of the Merger Agreement until the earliest of January 31, 2017, a sale of SeaChange or the date on which the maximum earnout consideration payable pursuant to the Merger Agreement has been paid.

Mr. Wilson is a former director of Timeline Labs and is party to the Merger Agreement as a former equityholder of Timeline Labs and as the equityholder representative pursuant to the Merger Agreement. A description of the Merger Agreement is contained in our Current Report on Form 8-K filed with the SEC on December 22, 2014, a copy of which is incorporated herein by reference.

As a non-employee director, Mr. Wilson is entitled to compensation and reimbursement of certain expenses pursuant to SeaChange’s director compensation policies. In accordance with such policies, upon his election to the Board, the Compensation Committee of the Board granted Mr. Wilson a new director award of restricted stock units equivalent to $100,000 (valued at the market close on February 2, 2015) of SeaChange common stock, to be vested over three years from the grant date and an annual award of restricted stock units equivalent to $50,000 (valued at the market close on February 2, 2015) of SeaChange common stock, to be vested one year from the date of grant.

On January 30, 2014, SeaChange granted to each of Mr. Anthony Dias, the Chief Financial Officer of SeaChange, and David McEvoy, the General Counsel of SeaChange, a cash bonus of $50,000 and an award of 14,164 RSUs to be vested one year from the date of grant.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

It is impracticable to provide the financial information required by Item 9.01(a) of Form 8-K relating to the Acquisition at the time this report is filed. Such required financial information will be filed as soon as practicable, but in any event not later than April 18, 2015.

(b) Pro Forma Financial Information

It is impracticable to provide the financial information required by Item 9.01(b) of Form 8-K relating to the Acquisition at the time this report is filed. Such required financial information will be filed as soon as practicable, but in any event not later than April 18, 2015.

(d) Exhibits

The following Exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press Release, dated as of February 4, 2015, by SeaChange International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/S/ Anthony C. Dias
Anthony C. Dias
Chief Financial Officer, Senior Vice President Finance and Administration, and Treasurer

Dated: February 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of February 4, 2015, by SeaChange International, Inc.